                                                                    EXHIBIT 23.2

            INFORMATION ABOUT LACK OF CONSENT OF ARTHUR ANDERSEN LLP

         The audit report of Arthur Andersen LLP dated February 18, 2002 (the
"Audit Report") with respect to the consolidated financial statements of St.
Mary Land & Exploration Company ("St. Mary") as of December 31, 2001 and
2000 and for each of the three years in the period ended December 31, 2001 included in St. Mary's Annual Report on Form 10-K for the year ended December
31, 2003 filed with the Securities and Exchange Commission ("SEC") on February
27, 2004 (the "2003 Form 10-K") is a copy of the Audit Report previously issued by Arthur Andersen LLP and included with Arthur Andersen LLP's consent in St.
Mary's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the SEC on March 19, 2002 and St. Mary's Annual Report on Form 10-K/A for
the year ended December 31, 2001 filed with the SEC on March 25, 2002. The Audit
Report was not reissued by Arthur Andersen LLP for inclusion with the 2003 Form
10-K, but a copy of the Audit Report was included in the 2003 Form 10-K in reliance on Rule 2-02(e) of Regulation S-X promulgated by the SEC.

         The 2003 Form 10-K is incorporated by reference in this registration statement. After reasonable efforts St. Mary has not been able to obtain the consent of Arthur Andersen LLP to the incorporation by reference in this registration statement of the Audit Report included in the 2003 Form 10-K.
Therefore, in reliance on Rule 437a under the Securities Act of 1933 (the
"Securities Act"), St. Mary has not filed a consent of Arthur Andersen LLP with this registration statement. As a result, with respect to transactions in St.
Mary securities pursuant to this registration statement, investors will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities
Act for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP as indicated in the Audit Report and incorporated by reference in this registration statement from the 2003 Form
10-K, or any omission to state a material fact required to be stated therein. In addition, due to the significant decline in size of Arthur Andersen LLP and their termination of operations after having been found guilty in June 2002 of federal obstruction of justice charges arising from the U.S. government's investigation of Enron, investors are unlikely to be able to exercise any effective remedies against or collect judgments from Arthur Andersen LLP.

June 29, 2004